As filed with the Securities and Exchange Commission on April 17, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              POSITRON CORPORATION

         Texas                                            76-0083622
(State of Incorporation)                 (I.R.S. Employer Identification Number)

            1304 Langham Creek Drive, Suite 300, Houston, Texas 77084

                  1994 Incentive and Non-Statutory Option Plan
                             1999 Stock Option Plan
                 1999 Non-Employee Directors' Stock Option Plan
                         1999 Stock Bonus Incentive Plan
                        1999 Employee Stock Purchase Plan

                                 Gary H. Brooks
            1304 Langham Creek Drive, Suite 300, Houston, Texas 77084

                                 (781) 492-7100

                                   Copies to:
                              Roger S. Mertz, Esq.
                   Allen, Matkins, Leck, Gamble & Mallory LLP
                           333 Bush Street, Suite 1700
                         San Francisco, California 94104
                            Telephone: (415) 837-1515
                            Facsimile: (415) 837-1516


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                                                                Proposed Maximum
                Title of Securities                        Amount          Proposed Maximum         Aggregate          Amount of
                  To Be Registered                          To Be         Offering Price Per   Offering Price (2)   Registration Fee
                                                        Registered(1)            Unit
----------------------------------------------------- ------------------- --------------------- -------------------- ---------------
Common Stock, $.01 par value  ...................        147,495  shares           $0.14                $20,649.30

----------------------------------------------------- ------------------- --------------------- -------------------- ---------------
Common Stock, $.01 par value  ...................     4,000,000 shares             $0.14               $560,000.00

----------------------------------------------------- ------------------- --------------------- -------------------- ---------------
Common Stock, $.01 par value  ...................       500,000 shares             $0.14                 $70,000.00

----------------------------------------------------- ------------------- --------------------- -------------------- ---------------
Common Stock, $.01 par value  ...................       884,000 shares             $0.14               $123,760.00

----------------------------------------------------- ------------------- --------------------- -------------------- ---------------
Common Stock, $.01 par value  ...................       116,000 shares             $0.14                $16,240.00
----------------------------------------------------- ------------------- --------------------- -------------------- ---------------
Common Stock, $.01 par value  ...................       500,000 shares             $0.14                $70,000.00

----------------------------------------------------- ------------------- --------------------- -------------------- ---------------
Total                                                 6,147,495 shares             $0.14               $860,649.30      $239.26
===================================================== =================== ===================== ==================== ===============


(1) This Registration Statement also covers an indeterminate number of shares of common stock of the Registrant which may be issuable by reason of stock dividends, stock splits or similar transactions, in accordance with Rule 416.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h)(1), based on the closing price of Registrant's Common Stock reported on the over-the-counter market on April 11, 2001.


                                EXPLANATORY NOTE

Positron Corporation ("Positron" or the "Company" or "Registrant") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register shares of the Company's common stock, $.01 par value per share, issuable pursuant to the Company 1994 Incentive and Non-Statutory Option Plan, the 1999 Stock Option Plan, the 1999 Non-Employee Directors' Stock Option Plan, the 1999 Stock Bonus Incentive Plan, and the 1999 Employee Stock Purchase Plan.

Under cover of this Form S-8 is a Reoffer Prospectus of Positron prepared in accordance with Part I of Form S-3 under the 1933 Act. This Reoffer Prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 116,000 "restricted securities" which have been issued pursuant the employee benefit plans of the Company. Nonetheless, the amount of securities to be offered or resold by each person by means of this Reoffer Prospectus may not exceed the volume limitations specified in Rule 144(e).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) prospectus

Positron will send or give the documents containing the information specified in
Part I of Form S-8 to employees as specified by the Securities and Exchange Commission (the "Commission") Rule 428(b)(1) under the 1933 Act. Positron is not required to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the 1933 Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

                              POSITRON CORPORATION

                                    POSITRON


                                 116,000 Shares
                                  Common Stock


The selling stockholders identified in this prospectus are offering up to 116,000 shares of common stock, all of which are being registered for resale only. Positron will not receive any of the proceeds from the sale of shares by the selling stockholders.


Positron's common stock is traded on the over-the-counter securities market ("pink sheets"), and quoted on the NASD's Electronic Bulletin Board under the symbol "POSC.OB". On April 11, 2001, the last reported sales price for the common stock on the Electronic Bulletin Board was $0.14 per share.

Positron's  address and telephone  number of its principal  executive office is:
1304 Langham Creek Blvd., Suite 300, Houston, Texas 77084, (281) 492-7100.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 2.


                             ----------------------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                        ---------------------------------

                 The date of this prospectus is April 17, 2001.

                                TABLE OF CONTENTS
                                                                        Page No.


SUMMARY INFORMATION............................................................1

RISK FACTORS...................................................................1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................9

USE OF PROCEEDS...............................................................10

SELLING STOCKHOLDERS..........................................................10

PLAN OF DISTRIBUTION..........................................................10

DESCRIPTION OF SECURITIES TO BE REGISTERED....................................11

LEGAL MATTERS.................................................................12

EXPERTS.......................................................................12

WHERE YOU CAN FIND ADDITIONAL INFORMATION.....................................12

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
        SECURITIES ACT LIABILITIES............................................13

You should rely only on the information contained in this prospectus or to which we have referred in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the solicitation is unlawful.

                               SUMMARY INFORMATION

To understand this offering fully, we encourage you to read this entire prospectus carefully, including the risk factors and the documents we reference.

References in this document to "we," "us," and "our" refer to Positron Corporation.

This prospectus contains forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks and actual results could differ materially. The section entitled "Risk Factors" and other sections in this prospectus contain a discussion of some of the factors that could contribute to those differences.

                                   The Company

We were incorporated in the State of Texas on December 20, 1983, and commenced commercial operations in 1986. We design, manufacture, market and service advanced medical imaging devices utilizing positron emission tomography technology under our trade-name POSICAM(TM) systems.

                                  The Offering

The following shares of common stock are offered for resale by certain stockholders of ours:

        o up  to  116,000  shares  of  common  stock  currently outstanding.

We will not receive any of the proceeds from the resale of these shares.

The amount of securities to be offered or resold by each person by means of this Reoffer Prospectus may not exceed the volume limitations specified in Rule 144(e).

                                  RISK FACTORS

You should carefully consider the risks described below before making a decision to buy our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially impair our business operations.

If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth in this prospectus, including our financial statements and the related notes.


If we continue to experience losses in the future, our business, financial condition and growth prospects could be materially adversely affected.

We have had net losses in each fiscal year since we started operations in 1986, except for the most recently completed FY 2000 . We expect to continue to incur losses on an operating basis for the foreseeable future on both an annual and quarterly basis. Losses to date have occurred primarily because we have been unable to sell our POSICAM systems in sufficient quantities to be profitable. In addition, because the price of each POSICAM system is so significant, our revenues fluctuate significantly from quarter to quarter and year to year. We are not able to assure that we will ever achieve the level of operating revenues needed to be profitable in the future or, if we are able to become profitable, that we will be able to remain profitable. Because of these expected losses we may not be able to implement our business plans, and our business, financial condition and growth prospects could be materially adversely affected.

As of December 31, 2000, we had an accumulated deficit of $50,994,000 as the result of our history of net losses. We believe that it is likely that we will continue to accumulate deficits for the foreseeable future. For fiscal years 1997 and 1998, our year-end financial statements contained a qualification from our independent accountants regarding the uncertainty of our ability to continue as a going concern. The year-end financial statements for fiscal years 1999 and 2000 did not contain such a qualification from our independent accountants.


If our new management is not able to improve and expand our operations, our business and results of operations could suffer.

Effective January 22, 1999 we employed Gary H. Brooks as president of the Company on a part-time basis and since September 1, 1999 on a full-time basis. Mr. Brooks has assumed operating responsibility with a very limited management team. If he is not able simultaneously to stabilize our operations, expand our staff, and improve and expand our operations quickly and dramatically, our financial condition, profitability and growth prospects could be materially adversely affected.


If we are unable to retain and attract qualified personnel, our business could suffer.

Our ability to grow and our future success depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, sales and marketing, customer service and professional personnel. Competition for such employees is intense, particularly with the technical skill set we require, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel. Our failure to retain and attract the necessary technical, managerial, sales and marketing, customer service personnel and experienced professionals could have a material adverse effect on our business, financial condition and results of operations.


If the medical community does not embrace our technology, our business and growth prospects will be materially adversely affected.

Positron emission tomography imaging is an accurate non-invasive method to diagnose or assess the severity of coronary artery disease. Unlike other imaging technologies, positron emission tomography technology allows a physician to determine whether blood flow to the heart muscle is normal, thereby identifying narrowed coronary arteries, and whether damaged heart muscle is viable and may benefit from treatment such as bypass surgery or angioplasty. Nonetheless, there are other non-invasive methods available to make such diagnoses. We believe that acceptance of our products and services will depend on several factors, including:

     o    cost;

     o    reliability;

     o    availability of proprietary upgrades;

     o reimbursement of positron emission tomography diagnostic procedures by healthcare insurers and/or the federal Medicare system;

     o    cost and reliability of maintenance; and

     o    ability to incorporate non-proprietary enhancements.

We cannot assure you that our technology will gain wide acceptance among physicians, medical groups and hospitals or that medical groups will significantly increase their use of the technology for diagnosis and other medical applications. If the market fails to continue to develop, or develops more slowly than expected, our business, results of operations and financial condition will be adversely affected. In addition we may be unable, for technical or other reasons, to develop and introduce new services or enhancements of existing technology and services in a timely manner, and such services and enhancements may not gain widespread market acceptance. Any of these things could have a material adverse affect on our business, results of operations and financial condition.


If there is a decrease in the demand for medical diagnostic imaging equipment and services of all types, our business could suffer.

Demand for high-end medical diagnostic imaging procedures and devices can be adversely affected by periods of economic slowdown or recession when the public tends to seek less expensive medical services perceived to be almost as effective as those which are superior but more expensive.


If we are unable to differentiate ourselves from competition in our industry, our business and growth prospects could be harmed.

We face competition from three other commercial manufacturers of positron emission tomography systems and from other imaging technologies, primarily single photon emission computed tomography. In addition, our current primary competition from commercial manufacturers of positron emission tomography systems comes from General Electric Company, Siemens Medical Systems, Inc. in a joint venture with CTI, Inc. of Knoxville, Tennessee and ADAC Medical Systems. All of these companies have substantially greater financial, technological and personnel resources than we do.

Moreover, two Japanese manufacturers, Hitachi and Shimadzu, have manufactured and sold positron emission tomography scanners in Japan but not yet in the United States. These manufacturers represent additional sources of competition which have substantially greater financial, technological and personnel resources than do we.

The primary competing technology in the nuclear medicine industry is SPECT, which costs substantially less than our systems. Several manufacturers of SPECT systems are now offering multi-head systems, which have been modified to operate in coincidence mode, similar to a positron emission tomography scanner. High field magnetic resonance imaging technology, an advanced version of magnetic resonance imaging, is in the development stage, but is a potential competitor to positron emission tomography in certain neurology and oncology applications. We cannot presently predict the future competitiveness of high field magnetic resonance imaging.


If third party reimbursement is not expanded or is otherwise negatively affected, it will severely affect our financial position.

Our systems are purchased or leased primarily by medical institutions that provide health care services to their patients. Such institutions or patients typically bill or seek reimbursement from various third-party payors such as Medicare, Medicaid, other governmental programs and private insurance carriers for the charges associated with the provided healthcare services. We believe that the market success of positron emission tomography imaging depends largely upon obtaining favorable coverage and reimbursement policies from such programs and carriers.

Prior to March 1995, Medicare and Medicaid did not provide reimbursement for positron emission tomography imaging. Since then Medicare and Medicaid reimbursement for positron emission tomography imaging have been, and we believe may continue to be, very restrictive. We further believe that restrictive reimbursement policies have had a very significant adverse affect on widespread use of positron emission tomography imaging and have, therefore, adversely affected our business, financial condition, results of operations and cash flows.

In recent years, certain procedures have been approved for reimbursement. We do not know whether additional procedures will be approved for reimbursement by appropriate regulators, whether insurers will approve additional procedures for reimbursement, or whether the procedure reimbursement level will be sufficient to stimulate the positron emission tomography market.

Many insurance carriers currently consider positron emission tomography imaging to be an investigational procedure and do not reimburse for procedures involving positron emission tomography imaging.

If third-party coverage for positron emission tomography procedures using our POSICAM system remains unavailable, it will likely have a material adverse effect on our business, financial condition, results of operations and cash flows. We cannot assure that reimbursement policies for these procedures will change.


If we are not able to keep up with technological change, it will have a material negative effect on our business.

Our industry is subject to rapid and significant technological change. There can be no assurance that our POSICAM systems can be upgraded to meet future innovations in the positron emission tomography industry or that new technologies will not emerge, or existing technologies will not be improved, which would render our products obsolete or non-competitive. Our competitors in the United States, as described above, have significantly greater financial and technical resources and production and marketing capabilities than we do. In addition, there can be no assurance that other established medical imaging companies, any of which would likely have greater resources than we do, will not enter the market. We also face competition from other imaging technologies which are more firmly established and have a greater market acceptance, including single photon emission computed tomography. There can be no assurance that we will be able to compete successfully against any of our competitors.


If we are not able to firmly establish market acceptance, it will have a material negative effect on our business.

Our POSICAM systems involve new technology that competes with more established diagnostic techniques. The purchase and installation of a positron emission tomography system involves a significant capital expenditure on the part of the purchaser. A potential purchaser of a positron emission tomography system must have an available patient base that is large enough to provide the utilization rate needed to justify such capital expenditure. There can be no assurance that positron emission tomography technology or our POSICAM systems will be accepted by the target markets or that the Company's sales of POSICAM systems will increase or that we will ever be profitable.


If our physical facilities are inadequate to our manufacturing needs, it will have a material negative effect on our ability to manufacture and consequently sell our primary product.

We believe we currently have the ability to assemble our scanners in a discrete area of our corporate facility located in Houston, Texas. We cannot assure however that our manufacturing facilities will remain adequate.

If our supply of essential parts and materials is severely interrupted, or if these products fail to continue to meet our needs, it will have a material adverse effect on our business.

There are several essential components of our systems which we obtain from limited or sole sources, including bismuth germinate oxide crystals which detect positron emissions, and photo-multiplier tubes, which convert the light energy emitted by the crystals into electrical impulses for use in the image reconstruction process. We cannot assure that alternate supply arrangements can be made or if made that they will provide sufficient quantities of those components on a timely or uninterrupted basis. Further, we cannot assure that the cost of supplies will not rise significantly or that components from alternate suppliers will continue to meet our needs and quality control requirements.


If our patents and other proprietary technology fail to provide meaningful protection from competitors, it could have a material adverse effect on our business.

We hold certain patent and trade secret rights relating to various aspects of our positron emission tomography technology, which are of material importance to us and our future prospects. There can be no assurance, however, that our patents will provide meaningful protection from competitors. Even if a competitor's products were to infringe on the patents we hold, it would be costly for us to enforce our rights, and efforts at enforcement would divert funds and resources from our operations. Furthermore, there can be no assurance that our products will not infringe on any patents of others.

In addition, we require our employees and consultants to enter into a confidentiality agreement designed to assist in protecting our proprietary rights. There can be no assurance that these agreements will provide meaningful protection or adequate remedies for our trade secrets or proprietary know-how in the event of unauthorized use or disclosure of such information, or that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and proprietary know-how.


If we are unable to continue to conduct and support research and development, it will have a material adverse affect on our ability to develop and improve our systems.

Our systems are based on proprietary technology initially developed at the University of Texas Health Science Center under a multi-million dollar research program begun in 1979. Since that time, we have funded the necessary further product development and commercialization of the system. These are expensive activities which are critical to our ability to develop and maintain improved systems. During fiscal years 1997, 1998 and the first half of fiscal year 1999, we did not have sufficient funds to conduct substantial research and development activities. There can be no assurance that our inability to conduct such activities during that period will not have an adverse effect on our ability to do so in the future, or that any continuing inability to conduct such activities will not have a material adverse affect on our business as a whole in the future.


If our marketing strategy is unsuccessful, it will have a material adverse affect on our business.

Our initial marketing strategy targeted clinical cardiology based on the initial research conducted at the University of Texas. With the development of the POSICAM(TM) HZ and POSICAM(TM) HZL series of machines, we are pursuing the full oncology, cardiology and neurology related positron emission tomography application markets. To market our systems in all these markets, we rely primarily on referrals from users of our existing installed scanners, clinical presentations at professional conferences, and articles in trade journals. There is no assurance that such a strategy is sufficiently aggressive to compete against larger, better funded competitors.


If we are unable to successfully recruit and retain qualified personnel, it will have a material adverse affect on our business.

Our success depends to a significant degree on the efforts of our executive officers and key employees. The loss or unavailability of the services of any of our key personnel could have a material adverse effect on our operations. Our success also depends on our ability to attract and retain qualified personnel in all areas of our business, particularly management, research, marketing, and engineering. There can be no assurance that we will be able to continue to hire and retain a sufficient number of qualified personnel. If we are unable to retain and attract such qualified personnel, our business, operating results and cash flows could be adversely affected.


If we are unable to meet government regulatory requirements or if those requirements become substantially more difficult to meet, it may have a material adverse effect on our ability to market and sell our products.

Various aspects of testing, manufacturing, labeling, selling, distributing and promoting our systems and the radiopharmaceuticals used with them are subject to regulation on the federal level by the United States Food and Drug Administration and in Texas by the Texas Department of Health and other similar state agencies. In addition, sales of medical devices outside the United States may be subject to foreign regulatory requirements that vary widely from country to country. The FDA regulates medical devices based on their device classification. Our device is listed as a Class II medical device, whose safety and effectiveness are regulated by the use of special controls such as published performance standards. To date, the FDA has not published performance standards for positron emission tomography systems. If the FDA does publish performance standards for positron emission tomography systems, there can be no assurance that the standards will not have a potentially adverse effect on our product, including substantial delays in manufacturing or disrupting our marketing activities. Other FDA controls, reporting requirements and regulations also apply to manufacturers of medical devices, including: reporting of adverse events and injuries, and the mandatory compliance with the Quality System Regulations commonly known as Good Manufacturing Practices.

In addition to the regulatory requirements affecting the day to day operations of our product, the FDA requires medical device manufacturers to submit pre-market clearance information about proposed new devices and proposed significant changes to existing devices prior to their introduction into the stream of commerce. This process, commonly referred to as a 510(k) Clearance, is an extensive written summary of performance information, comparative information with existing medical devices, product labeling information, safety and effectiveness information, intended use information, and the like. Until the FDA has had the opportunity to thoroughly review and "clear" the submission, the product cannot be commercially distributed. Although the FDA is required to respond to all pre-market notifications within ninety days of receiving them, the FDA often takes longer to respond. Once the FDA has cleared the device, it notifies the manufacturer in terms of a "substantial equivalence" letter. The manufacturer may begin marketing the new or modified device when it receives the substantial equivalence letter. If the FDA requires additional information or has specific questions, or if the company is notified that the device is not "substantially equivalent" to a device which has already been cleared, it may not begin the market the device. A non-substantial equivalence determination or requests for additional information of a new or significantly modified product could materially affect our financial results and operations.

Moreover, the FDA routinely inspects medical device manufacturers to determine compliance with the Quality System Regulations, and conducted such a routine inspection of our operations in July 1999. The inspection resulted in issuance of four inspectional observations, identifying minor discrepancies in our internal operation procedures for collection and analysis of service records, data input of information for software testing and the review of a quality report. We have instituted adequate corrective measures for these inspectional observations and have provided that information to the FDA.

In addition to complying with federal requirements, we are required under Texas state law to register with the state Department Health with respect to maintaining radiopharmaceuticals on premises for testing, research and development purposes. In the past we have received notice of only minor violations which were promptly and easily corrected and we believe that we have taken adequate measures to prevent the recurrence of any violations. There is, however, no assurance that violations will not occur in future. If such violations occur, they could have a material adverse effect on our operations. In addition, Texas state law requires a safety evaluation of devices that contain radioactive materials. We are in the process of registering our PET scanners with the Texas Department of Health, Bureau of Radiation Control, as we plan to expand into the mobile PET market.

Our operations and the operations of PET systems are subject ot regulation under federal and state health safety laws, and purchasers and users of PET systems are subject to federal and state laws and regulations regarding the purhcase of medical equipment such as PET systems. All laws and regulations, including those specifically applicable to us, are subject to change. We cannot predict what effect changes in laws and regulations might have on our business. Failure to comply with applicable laws and regulatory requirements could have material adverse effect on our business, financial condition, results of operation and cash flow.

Further, sales of medical devices outside the country may be subject to foreign regulatory requirements. These requirements vary widely from country to country. There is no assurance that the time and effort required to meet those varying requirements may not adversely affect our ability to distribute our systems in some countries.


If we do not minimize the negative effect of prolonged working capital deficiencies, it will have a material adverse effect on our business going forward.

Particularly during fiscal years 1997, 1998 and the first half of 1999, we had minimal amounts of working capital, and were unable to timely meet some of our obligations as they came due. As a result, we were in arrears to many of our vendors and supplier. We also deferred paying salaries and certain other benefits to certain management level employees. After receiving a capital infusion in August 1999 in connection with the completion of the private placement, we have remedied most of those arrearages, and adopted a program to meet all of our other obligations. There is no assurance, however, that everyone to whom payments are still owed will cooperate with this program. Such failure to cooperate could have an adverse affect on our ability to implement the program in an orderly fashion.


If we are unable to return to eligibility for listing on the NASDAQ SmallCap Market, the market price of our stock could be adversely affected.

Our common stock was listed previously on the NASDAQ SmallCap Market. There are certain standards regarding capital and surplus for the continued listing of a security on the NASDAQ SmallCap Market. In 1997 we failed to maintain our NASDAQ stock market listing. We do not now meet the relisting requirements and may not do so for some time in the future. There can be no assurance that we will ever meet the capital and surplus requirements needed to be re-listed on the NASDAQ SmallCap Market.

Trading of our common stock is currently conducted on the NASD's Electronic Bulletin Board. Trading in our common stock is covered by rules promulgated under the Exchange Act for non-NASDAQ and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from these rules if the market price is at least $5.00 per share. As of April 2, 2001, the closing price of our common stock was less than $1.00. In addition, the SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our common stock is currently subject to such penny stock rules. The regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with penny stocks. As a penny stock, the market liquidity for our common stock is severely affected due to the limitations placed on broker/dealers that sell our common stock in the public market.


If we are unable to develop beneficial financing arrangements, it may have a negative effect on our financial position going forward.

In order to sell our POSICAM systems, we have found it necessary from time to time to participate in ventures with certain customers or otherwise assist customers in their financing arrangements. These venture arrangements have involved lower cash prices for our systems in exchange for interests in the venture. These arrangements expose us to the attendant business risks of the ventures. In certain instances, we have sold our systems to financial intermediaries, which have, in turn, leased the system. Such transactions may not give rise to the same economic benefit as would have occurred had we made a direct cash sale at our regular market price on normal sales terms. There can be no assurance that we will not find it necessary to enter similar transactions to effect future sales. Moreover, the nature and extent of our interest in such ventures or the existence of remarketing or similar obligations could require us to account for such transactions as financing arrangements rather than "sales" for financial reporting purposes. Such treatment could have the effect of delaying the recognition of revenue on such transactions and may increase the volatility of our financial results.


If we are subject to substantial third party liability claims, particularly if the claims exceed our insurance coverage, it will have a material adverse effect on our business.

The sale and use of our products exposes us to potential product liability claims. There can be no assurance that product liability claims will not be successfully asserted against us. We maintain liability insurance coverage in the amount of $1 million per occurrence and an annual aggregate maximum of $2 million. However, there can be no assurance that we will be able to maintain such insurance in the future or, if maintained, that such insurance will be sufficient in amount to cover any successful product liability claims. Any uninsured liability could have a material adverse effect on our financial position and operation.


Because we have never paid cash dividends on our common stock and do not intend to do so in the foreseeable future, the price of our common stock may remain volatile.

We have never paid cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. Our Series A Preferred Stock Statement of Designation prohibits the payment of common stock dividends until all required dividends have been paid on our Series A preferred stock. As of December 31, 2000, approximately $183,000 of preferred stock dividends were undeclared and unpaid.

Pending litigation regarding outstanding warrants could cause the market price of our common stock to drop.

On September 26, 2000, ProFutures Capital Bridge Fund, L.P. (ProFutures) filed a complaint against the Company in Colorado state court for declaratory relief and breach of contract. ProFutures alleges in its complaint that the Company breached four stock purchase warrants when, on February 14, 2000, it registered only 1,500,000 shares of stock underlying ProFutures warrants instead of 4,867,571 shares of stock. ProFutures claims that it is entitled to purchase these additional shares of stock under the anti-dilution provisions in its warrants and as the result of Positron sale of additional shares of stock and issuance of additional warrants. ProFutures has asked the Colorado courts to order the Company to register the number of shares ProFutures' claims it is entitled to purchase under its warrants and for damages for breach of the warrants in an unspecified amount.

Prior to being sued by ProFutures, the Company notified ProFutures that its board of directors had determined that as a result of the Imatron stock transaction that ProFutures was entitled to purchase an additional 965,894 shares of common stock under its warrants. Positron believes that ProFutures' claim that it is entitled to purchase additional shares is without merit. The Company has retained counsel and intends to vigorously defend the ProFutures' lawsuit. We cannot, however, provide assurance as to the outcome. If it is decided that ProFutures is entitled under its warrants to purchase some or all of the claimed additional shares of stock, upon the exercise of those warrants, Positron's shareholders would suffer additional dilution and the price of Positron's common stock could drop.


If our quarterly revenues and operating results fluctuate significantly, the price of our common stock is likely to be more volatile.

Due to the substantial price of each system, our quarterly revenues and operating results are likely to vary substantially from quarter to quarter. This in turn may cause the price of our common stock to be volatile. A substantial decline in our stock price is possible at any time. We believe that the
following  factors,   among  others,  could  affect  our  quarterly  results:

        o    fluctuations in sale of systems;

        o    the introduction of new products and services by our competitors;

        o the level of consumer interest and confidence in our products and services;

        o    the introduction of new products and services by us;

        o the timing of our release of enhancements to our products and services;

        o our ability to upgrade and develop our information systems and operational infrastructure to accommodate growth;

        o the timing and rate at which we increase our expenses to support projected growth;

        o the cost of compliance with federal and state government laws and regulations, including any changes in our historic business practices that could result from legal interpretations;

        o    any dispute involving our proprietary software;

        o    our  announcement  of  new  marketing  initiatives;

        o    technical difficulties or service interruptions;

        o    changes  in  our  operating   expenses  and   investment  in  our
             infrastructure;

        o general economic conditions in the United States and economic conditions;

        o changes in estimates of our future financial performance by securities analysts;

        o    additions  or   departures  of  key   executives   and  operating
             personnel; and

        o    sales of our common stock or other securities in the open market.

Accordingly, we believe period-to-period comparisons of our operating results are not meaningful and the results for any period should not be relied upon as an indication of future performance. Our operating results may fail to meet our expectations or those of analysts who follow us. Any such failure could cause the price of our stock to decline substantially.


If previously unregistered shares of our common stock are sold into the market, it could cause the market price of our common stock to drop.

The market price of our common stock could drop as a result of sales of the shares covered by this prospectus in the market after the offering, or the price could remain lower because of the belief that such sales might occur. These factors could make it more difficult for us to raise funds through future offerings of common stock.

As of April 11, 2001 Positron had 62,047,150 shares of common stock issued and outstanding and 510,219 shares of preferred stock issued and outstanding. In addition, it has reserved 24,560,000 common shares underlying outstanding warrants which are exercisable prior to their expiration. Additional shares are issuable pursuant to anti-dilution provisions of the Warrants. Additional unregistered shares also will be tradable under SEC Rule 144 by persons other than affiliates of ours.

We have reserved an aggregate of 6,147,495 shares for issuance to employees, officers, directors and consultants under the 1994 and 1999 Stock Option Plans, the 1999 Non-Employee Directors' Stock Option Plan, the 1999 Stock Bonus Incentive Plan, and the 1999 Employee Stock Purchase Plan. To date, options to purchase 2,449,995 shares have been granted under such plans and are currently outstanding.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This  prospectus  contains  forward-looking  statements  within  the  meaning of
Section  27A of the  Securities  Act of 1933 (the "1933  Act"),  as amended  and
Section 21E of the Securities Exchange Act of 1934, as amended (the "1934 Act"). These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. These risks and other factors include those listed under "Prospectus Summary," "Risk Factors" and elsewhere in this prospectus. Words such as "anticipate," "believe," "plan," "expect," "future," "intend," "could" and similar expressions indicate forward-looking statements. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors" and the other information contained in our publicly available filings with the Securities and Exchange Commission ("SEC").

You should not place undue reliance on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Such forward-looking statements speak only as of the date of this prospectus. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

The common shares of the Company to which this Reoffer Prospectus relates are being registered for reoffers and resales by the Selling Stockholders, who acquired the Shares pursuant to the Stock Bonus Plan as consultants to the Company. The Selling Stockholders may resell all, a portion or none of such Shares from time to time. The table below sets forth with respect to each Selling Stockholder, as of December 31, 2000 or a subsequent date if amended or supplemented: (i) the name of the Selling Shareholder; (ii) the nature of any position, office or other material relationship with the Company or our affiliates within the past three years; (iii) the number of shares owned, including shares issuable within 60 days of January 1, 2001 pursuant to options or warrants and the percentage ownership of the Selling Stockholders prior to the offering; (iv) the number of shares registered by this Reoffer Prospectus; and (v) the number and percent of outstanding Shares that will be owned after the sale of the registered Shares assuming the sale of all of the Shares offered by each such Stockholder under this Reoffer Prospectus.


                                        Shares Beneficially Owned                             Shares Beneficially Owned
                                             Prior to Offering                                     After Offering
                                        ---------------------------                            ---------------------------


     Name         Position       Number of         Number of          %          Shares          Number          %
     ----         --------      Outstanding     Shares Issuable      ---        Offered          -------       ------
                                  Shares        within 60 Days of              in Offering
                                ------------     April 11, 2001                -----------
                                                -----------------



Kendall, Amy     Consultant   5,000                 ___              *            5,000           ___            *


Lovell, Eric     Consultant   10,000                ___              *           10,000           ___            *


Serapio, Regina  Consultant   1,000                 ___              *            1,000           ___            *


Caires,          Consultant   100,000               ___              *           100,000          ___            *
Claudia


TOTAL                         116,000               ___                          116,000          ___



*Less than one percent

The information provided in the table above with respect to the Selling Stockholders has been obtained from such Selling Stockholders. Because the Selling Stockholders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming each Selling Stockholder sells all of the shares offered hereby) can be given as the number of shares of common stock that will be beneficially owned by the Selling Stockholders after this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time of from time to time since the dates on which they provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the 1933 Act.


                              PLAN OF DISTRIBUTION

The selling stockholders may offer their shares at various times in one or more of the following transactions:

          o    in the over-the-counter market;

          o    on any exchange on which the shares may hereafter be listed;

          o    in negotiated transactions other than on such exchanges;

          o    by pledge to secure debts and other obligations;

          o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

          o    in a combination of any of the above transactions.

The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may use broker-dealers to sell their shares. The broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares. In addition, some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act of 1933, including but not limited to Rule 144 promulgated under the Securities Act, rather than pursuant to this registration statement.

Under certain circumstances the selling stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by such broker-dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. In addition, we have agreed to indemnify the selling stockholders with respect to the shares offered hereby against certain liabilities, including certain liabilities under the Securities Act.

Under the rules and regulations of the Exchange Act of 1934, any person engaged in the distribution of the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders.

The selling stockholders will pay all commissions, transfer taxes, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered pursuant to our contractual obligations, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per shares. All of the shares being registered in this offering are common stock.


Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board may from time to time determine. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our Amended and Restated Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon a liquidation, dissolution or winding-up of Positron, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.


Preferred Stock

We are authorized, subject to limitations prescribed by Texas law, to provide for the issuance of preferred stock in one or more series, to establish from time to time the number of shares to be included in such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Positron and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We currently have one class of preferred stock outstanding, which is the Series A 8% Cumulative Convertible Redeemable Preferred Stock. Each shares of Series A Preferred Stock is convertible into one share of common stock. The conversion price at which the Series A Preferred Stock is convertible into common stock is subject to adjustment based on certain factors. We may declare eight percent (8%) dividends on the Series A Preferred Stock in our discretion. Our Series A Preferred Stock is senior to our common stock on liquidation. Holders of our Series A Preferred Stock may vote on an "as if" converted basis on any matter requiring shareholder vote. While the Series A Preferred Stock is outstanding or any dividends remain unpaid, we may not pay or declare dividends on our common stock.


                                  LEGAL MATTERS

The validity of the common stock being offered under this prospectus will be passed upon by Allen Matkins Leck Gamble & Mallory LLP, San Francisco, California. A partner of Allen Matkins holds 333,333 shares of Positron's common stock, representing less than 0.5% of Positron's outstanding common stock as of December 31, 2000.


                                     EXPERTS

The Consolidated Financial Statements of Positron for the fiscal year ended December 31, 2000 appearing in Positron's annual report filed on Form 10-KSB on April 2, 2001 and incorporated herein by reference have been audited by Ham, Langston and Brezina, independent certified public accountants, as set forth in their report appearing in that 10-KSB. Those consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We have also filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered in connection with this prospectus. This prospectus does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the Commission. For further information with respect to us and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, you should refer to the copy of the contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each such statement is qualified in all respects by reference to such exhibit.

You may read any document that we have filed or will file with the Commission without charge at the public reference facilities maintained by the Commission at the following locations:

Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048 and Northwest Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Worldwide Web site (address: http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

You may obtain copies of all or any portion of the documents that we file with the Commission from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the Commission at 1-800-SEC-0330, at prescribed rates. Our filings are also available to the public at the Commission's Website at http://www.sec.gov.

The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we later file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

          o Our annual report on Form 10-KSB for the fiscal year ended December 31, 2000; and

          o Our Proxy Statement dated June 16, 2000 relating to the Annual Meeting of Stockholders held on July 14, 2000.

You may request a copy at no cost by writing or calling us at the following address and telephone number: 1304 Langham Creek Blvd., Suite 300, Houston, Texas 77084, (281) 492-7100.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Texas Business Corporation Law, our Articles of Incorporation exclude personal liability on the part of our directors to us for monetary damages based upon any violation of their fiduciary duties as directors, provided the director acted in good faith, reasonably believed the conduct was in the best interests of the corporation and had no reason to believe the conduct was unlawful. Our Articles of Incorporation and our Bylaws require indemnification of directors and officers of the registrant to the fullest extent permitted by the Texas Business Corporation Law for claims against them in their official capacities, including stockholders' derivative actions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we are informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Information Incorporated by Reference
-------  -------------------------------------

We incorporate by reference the documents listed below and previously filed with the Securities and Exchange Commission:

         (a) The Registrant's latest Annual Report on Form 10-KSB.

         (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced Annual Report.

         (c) Description of our common stock contained in our registration statement on Form SB-2 filed with the Commission on February 14, 2000 including all amendments and supplements.

         (d) In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities
-------  -------------------------

Not applicable.


Item 5.  Interests of Named Experts and Counsel
-------  --------------------------------------

Legal matters in connection with the shares of Common Stock were passed upon by Allen Matkins Leck Gamble & Mallory LLP, San Francisco, CA. Members of Allen Matkins Leck Gamble & Mallory LLP hold an aggregate of 333,333 shares of Common Stock of the Company.


Item 6.  Indemnification of Officers and Directors
-------  -----------------------------------------

The Company is a Texas corporation. Pursuant to Article 2.02-1 of the Texas Business Corporation Law (the "BCL"), and the Company's bylaws, the Company has committed itself to indemnify its present and former directors and officers to the fullest extent permitted or required by Texas law, which excludes personal liability on the part of its directors to the Company for monetary damages based on any violation of their fiduciary duties as directors, provided the director acted in good faith, reasonably believed the conduct was in the best interests of the corporation or at least not opposed to the Company's best interests, and had no reason to believe the conduct was unlawful. Our Bylaws require indemnification of directors and officers to the fullest extent permitted by the BCL for claims against them in their official capacities, including stockholders' derivative actions. In addition to authorizing indemnification, the BCL mandates indemnification against reasonable expenses incurred if the director is successful, on the merits or otherwise and/or if a court determines that the director is entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the "SEC"), such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, ("Securities Act") and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an affirmation that the officer or director believes in good faith that (s)he has met the standard of conduct necessary for indemnification, and an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized by the Company's bylaws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Company's board of directors deems appropriate.

The Company's board of directors may authorize, by a vote of a majority of a quorum of the Company's board of directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Company would have the power to indemnify him/her against such liability under the provisions of the Company's bylaws. The Company's board of directors may authorize the Company to enter into a contract with any person who was or is a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise providing for indemnification rights equivalent to those provided for in the Company's bylaws.


Item 7.  Exemption from Registration Claimed
-------  -----------------------------------

With respect to the 116,000 restricted shares of Common Stock being reoffered by the Selling Stockholders pursuant to this Registration Statement, the issuance of these shares by the Company to the Selling Stockholders was effected in reliance upon an exemption from this registration under Section 4(2) of the Securities Act of 1933, as amended, by an issuer not involving a public offering.


Item 8.  Exhibits
-------  --------

 Exhibits                             Description
--------------------------------------------------------------------------------

   3.1 Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form SB-2 (File No. 33-68722).)

   3.2 Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2 (File No. 33-68722).)

   4.1 1994 Incentive and Non Statutory Option Plan (incorporated by reference to Exhibit A to the Company's Definitive Proxy Statement on Schedule 14A, May 2, 1994)

   4.2                   1999 Stock  Option Plan  (incorporated  by reference to
                         Exhibit 10.63 to the Company's Registration Statement on Form SB-2 (File No. 333-30316).)

   4.3 1999 Non-Employee Directors' Stock Option Plan (incorporated by reference to Exhibit 10.64 to the Company's Registration Statement on Form SB-2 (File No. 333-30316).)

   4.4 1999 Stock Bonus Incentive Plan (incorporated by reference to Exhibit 10.65 to the Company's Registration Statement on Form SB-2 (File No. 333-30316).)

   4.5 1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.66 to the Company's Registration Statement on Form SB-2 (File No. 333-30316).)

   5.1                   Opinion of Allen, Matkins, Leck, Gamble & Mallory LLP

   23.1                  Consent of Ham, Langston & Brezina

   23.2 Consent of Allen, Matkins, Leck, Gamble & Mallory LLP (included in Exhibit 5.1)

   24.1 Power of Attorney (Incorporated by reference in the signature page to the Registration Statement)

---------------------


Item 9.  Undertakings
-------  ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Amended and Restated Certificate of Incorporation and Bylaws, and the Texas Business Corporation Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on April 17, 2001.


                                POSITRON CORPORATION



                                By: /s/  Gary H. Brooks
                                  ----------------------------------------------
                                Name:    Gary H. Brooks
                                Title:   President


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary H. Brooks his attorney-in-fact, each with the power of substitution, for him in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                           Capacity                       Date
    ---------                           --------                       ----


 /s/ S. Lewis Meyer          Chairman of the Board               April 11, 2001
-----------------------
S. Lewis Meyer

/s/ Gary H. Brooks           President, Chief Financial          April 10, 2001
-----------------------      Officer, and Director
Gary H. Brooks               (Principal Executive Officer,
                             Principal Financial Officer)

/s/  Sachio Okamura          Director                            April 12, 2001
-----------------------
Sachio Okamura

                             Director                            April __, 2001
-----------------------
Antonio P. Falcao

                                INDEX TO EXHIBITS

 Exhibit
 Number                             Description
--------------------------------------------------------------------------------

  3.1 Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form SB-2 (File No. 33-68722).)

  3.2 Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2 (File No. 33-68722).) .

  4.1 1994 Incentive and Non Statutory Option Plan (incorporated by reference Exhibit A to the Company's Definitive Proxy Statement on Schedule 14A, May 2, 1994)

  4.2          1999 Stock  Option Plan  (incorporated  by  reference  to Exhibit
               10.63 to the Company's Registration Statement on Form SB-2 (File No. 333-30316).)

  4.3          1999 Non-Employee  Directors' Stock Option Plan  (incorporated by
               reference  to  Exhibit  10.64  to  the   Company's   Registration
               Statement on Form SB-2 (File No. 333-30316).)

  4.4          1999 Stock Bonus  Incentive  Plan  (incorporated  by reference to
               Exhibit 10.65 to the Company's Registration Statement on Form SB-2 (File No. 333-30316).)

  4.5          1999 Employee Stock Purchase Plan  (incorporated  by reference to
               Exhibit 10.66 to the Company's Registration Statement on Form SB-2 (File No. 333-30316).)

  5.1          Opinion of Allen, Matkins, Leck, Gamble & Mallory LLP

  23.1         Consent of Ham, Langston & Brezina

  23.2 Consent of Allen, Matkins, Leck, Gamble & Mallory LLP (included in Exhibit 5.1)

  24.1 Power of Attorney (Incorporated by reference in the signature page to the Registration Statement)